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Exhibit 11.  Computation Re: Earnings Per Share
             (dollars in thousands, except per share amounts)


                         -----------------------------------------------------------------------------------------------------------
                                           Three Months Ended,                                Six Months Ended,
                         -------------------------------------------------- --------------------------------------------------------
                                June 30, 2000           June 30, 1999            June 30, 2000                 June 30, 1999
                         ----------------------- -------------------------- -------------------------- -----------------------------
                                Weighted   Per            Weighted    Per            Weighted   Per            Weighted   Per
                                 Average  Share           Average    Share           Average   Share            Average   Share
                         Income  Shares   Amount Income   Shares    Amount   Income  Shares    Amount  Income   Shares    Amount
                         ------ -------- ------- ------- --------- -------- -------- --------- ------- ------  --------  -------

Basic Earnings per
   Common Share
Income available to
   common shareholders   $2,292   6,518   $0.35  $2,478   7,212      $0.34  $4,182   6,552      $0.64  $4,764   7,209      $0.66
                                         =======                   ========                            ======            =======

Effect of Dilutive Shares
Options issued to
   management                        23                      33                         26                         35
                                --------                 ---------                   ---------                 -------

Diluted Earnings per
   Common Share          $2,292   6,541   $0.35  $2,478   7,245      $0.34  $4,182   6,578      $0.64  $4,764   7,244      $0.66
                         ====== ======== ======= ======= ========= ======== ======== ========= ======= ======  ========  =======
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